UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2012

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

OHIO	1-2299	34-0117420
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

One Applied Plaza, Cleveland, Ohio 44115
(Address of Principal Executive Officers) (Zip Code)

Registrant's Telephone Number, Including Area Code: (216) 426-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 23, 2012, Dan P. Komnenovich and Vincent K. Petrella were elected to the Board of Directors of Applied Industrial Technologies, Inc. (“Applied”). Applied issued the press release attached as Exhibit 99.1 announcing the elections.

Mr. Komnenovich was also named to the Board's Corporate Governance Committee and Mr. Petrella to the Audit Committee.

Mr. Komnenovich, age 59, was elected for a term expiring in 2013. He has been President and Chief Executive Officer of Aviall, Inc. since January 2010. Aviall, a wholly owned subsidiary of The Boeing Company (NYSE: BA), is one of the world's largest providers of new aviation parts and related aftermarket operations. It also provides maintenance for aviation batteries, wheels and brakes, as well as hose assembly, kitting, and paint-mixing services, and offers a complete set of supply chain and logistics services, including order processing, stocking and fulfillment, automated inventory management, and reverse logistics to OEMs and customers. From 2000 until January 2010, he was Aviall's Executive Vice President and Chief Operating Officer.

Mr. Komnenovich leads a global multi-billion dollar distribution company which has grown significantly during his service as a senior executive. He brings to Applied's Board extensive experience with distribution sales, marketing, operations, supply chain management, and logistics. Earlier in his career, Mr. Komnenovich also served in finance and accounting roles (he was a Certified Public Accountant) with various companies.

Mr. Petrella, age 51, was elected for a term expiring at the 2012 annual meeting of shareholders, scheduled for October 23. He is Senior Vice President, Chief Financial Officer and Treasurer of Lincoln Electric Holdings, Inc. (NASDAQ: LECO). Lincoln Electric engages in the design, manufacture, and sale of welding, cutting, and brazing products worldwide.

As one of Lincoln Electric's top executives, Mr. Petrella has helped lead the company's global expansion over the last decade. His leadership and operating experience, and his knowledge of industrial distribution in North America and abroad, position him to be a key contributor to discussions about Applied's strategy. In addition, Mr. Petrella's finance and accounting background (before joining Lincoln Electric he was a Certified Public Accountant with an international public accounting firm) and his current service as Chief Financial Officer for a multi-billion dollar public company make him a fine addition to the Board and the Audit Committee.

As a result of their election as directors, Messrs. Komnenovich and Petrella shall be entitled to receive the compensation for their services as directors and committee members paid to all other non-employee directors, which compensation is described under the heading “Director Compensation” on pages 14 and 15 of Applied's proxy statement relating to its Annual Shareholder Meeting held on October 25, 2011, which was filed with the U.S. Securities and Exchange Commission on September 9, 2011. Following the filing of that proxy statement, the Board modified the non-employee director compensation program to eliminate the distinction in fees between meetings via telephone conference of less than 30 minutes and longer meetings. The description of non-employee director compensation in the proxy statement under “Director Compensation”, as so modified, is incorporated herein by reference.

With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions to which either Mr. Komnenovich or Mr. Petrella is a party that would be required to be disclosed in accordance with Item 404 of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1 Press release dated July 24, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Registrant)

By: /s/ Fred D. Bauer
Fred D. Bauer, Vice President-General Counsel & Secretary
Date: July 24, 2012